EXHIBIT (5)

                         [LETTERHEAD OF GOULD & WILKIE]



                                                                October 13, 1998




Central Hudson Gas & Electric Corporation
284 South Avenue
Poughkeepsie, New York 12601-4879

Dear Sirs:

     Referring to your Registration Statement on Form S-3 (the "Registration Statement") submitted for electronic filing this date with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), pursuant to Rules 415 and 429 promulgated thereunder, covering the proposed issuance and sale by you of up to $110,000,000 aggregate principal amount of Debt Securities (the "Debt Securities"), in one or more series, to be issued under an Indenture (the "Indenture"), dated as of April 1, 1992, by and between the Company and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (as successor to Morgan Guaranty Trust Company of New York), as Trustee (the "Trustee"), in amounts, at prices and on terms to be determined at the time or times of sale, as contemplated in the Registration Statement:

     The Company was incorporated and organized under our supervision. We have acted as counsel for the Company since its incorporation on December 31, 1926.

     We have advised the Company with regard to the execution and filing of its Certificate of Consolidation (Certificate of Incorporation) and all certificates amendatory thereof.

     We have advised the Company in the preparation of the Registration
Statement.

     With respect to those Debt Securities which are to be issued at any one time (the "Offered Debt Securities"), and on the basis of the foregoing, and our examination and consideration of such other legal and factual matters as we have deemed appropriate, we are of the following legal opinion:

     Upon -

     (a) favorable action having been taken, at a meeting or meetings of the Company's Board of Directors or a duly authorized committee of the Board of Directors, to approve and authorize the terms and conditions, and issuance and sale of the Offered Debt Securities, the issuance and sale of such Offered Debt Securities under the Indenture, and any other action necessary to the consummation of the proposed issuance and sale of the Offered Debt Securities, including the execution and delivery of a distribution agreement with respect to the Offered Debt Securities in substantially the form of the distribution agreement contained in the Registration Statement as Exhibit (1);



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Central Hudson Gas &
    Electric Corporation                  2                     October 13, 1998


     (b) confirmation by us that the applicable authorizations of the Public Service Commission of the State of New York for the issuance and sale of the Offered Debt Securities, set forth in (i) its Order in Case No. 96-M-0408, issued and effective December 4, 1996 or (ii) its Order in Case No. 96-E-0909, issued and effective February 19, 1998, as modified by its Order in Case No. 96-E-0909, issued and effective June 30, 1998, continue to be in full force and effect, and that all conditions precedent to such issuance and sale in the applicable Order or Orders have been satisfied;

     (c) the establishment of the terms of the Offered Debt Securities and the form or forms thereof by an instrument or instruments pursuant to and as provided for in the Indenture;

     (d)  the Registration Statement becoming effective;

     (e) a distribution agreement with respect to the Offered Debt Securities as aforesaid having been duly executed and delivered by the parties thereto; and

     (f) the Offered Debt Securities having been authenticated by the Trustee and issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement or supplements relating to the Offered Debt Securities filed pursuant to Rule 424 under the Act, and in accordance with (i) the provisions of the Indenture, and (ii) the aforementioned resolutions of the Company's Board of Directors or duly authorized committee of the Board of Directors;

the Debt Securities will be the valid, legal and binding obligations of the Company.

     We hereby consent that this opinion be filed as an Exhibit to the Registration Statement, and we further consent to the use of our name as experts in connection with the statements in the Prospectus included in the Registration Statement as to matters of law and legal conclusions under the captions "The Company" and "Description of the Debt Securities" and the reference to us under the caption "Legal Opinions and Experts" in said Prospectus.

                                                  Very truly yours,



                                                  /s/ Gould & Wilkie
                                                  -------------------
                                                  Gould & Wilkie